UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2013, StoneMor Operating, LLC (“Operating Company”), StoneMor Pennsylvania LLC (“StoneMor Pennsylvania”) and StoneMor Pennsylvania Subsidiary LLC (“Subsidiary” and together with the Operating Company and StoneMor Pennsylvania, “Tenant”), each of which is a direct or indirect subsidiary of StoneMor Partners L.P. (“StoneMor”), and the Archdiocese of Philadelphia, an archdiocese governed by Canon Law of the Roman Catholic Church (“Landlord”) entered into a Lease Agreement (the “Lease”) and a Management Agreement (the “Management Agreement”), pursuant to which Tenant will operate 13 cemeteries in Pennsylvania. StoneMor joined the Lease and the Management Agreement as a guarantor of all Tenant’s obligations under this operating arrangement.

Subject to certain closing conditions described below, Landlord agreed to lease to Tenant the following eight cemetery sites: All Souls Cemetery, Calvary Cemetery, Holy Sepulchre Cemetery, Resurrection Cemetery, Saint John Neumann Cemetery, Saints Peter and Paul Cemetery, All Saints Cemetery, and Holy Savior Cemetery (collectively, the “Cemeteries”). The Lease granted Tenant a sole and exclusive license (the “License”) to maintain and construct improvements in the operation of the Cemeteries and to sell burial rights and all related merchandise and services, subject to the terms and conditions of the Lease. The Management Agreement enabled Tenant, subject to certain closing conditions set forth in the Lease, to serve as the exclusive operator of the following five cemeteries: Cathedral Cemetery, New Cathedral Cemetery, Holy Cross Cemetery, Immaculate Heart of Mary Cemetery, and St. Michael Cemetery.

The term of the Lease and the Management Agreement shall commence (the “Commencement Date”) after the satisfaction or waiver of the Tenant’s and Landlord’s Pre-Commencement Conditions, as such term is defined below, and shall expire on the last day of the month on which the 60th anniversary of the Commencement Date occurs, subject to earlier termination as provided in the Lease (such date, the “Termination Date”). The Lease may be terminated pursuant to the terms of the Lease, including, but not limited to, by notice of termination given by Landlord to Tenant at any time during Lease year 11 (a “Lease Year 11 Termination”) or by either party due to the default or bankruptcy of the other party in accordance with the termination provisions of the Lease. If the Lease is terminated by Landlord or Tenant pursuant to the terms of the Lease, the Management Agreement will also be terminated. The term of the License shall commence on the Commencement Date and shall expire upon the Termination Date, at which time Tenant’s rights under the License shall revert to Landlord.

Tenant shall pay to Landlord an up-front rental payment of $53.0 million (the “Up-Front Rent”) on the Commencement Date. Tenant shall also pay to Landlord aggregate fixed rent of $36.0 million (the “Fixed Rent”) for the Cemeteries in the following amounts:

Lease Years 1-5	None
Lease Years 6-20	$1,000,000 per Lease Year
Lease Years 21-25	$1,200,000 per Lease Year
Lease Years 26- 35	$1,500,000 per Lease Year
Lease Years 36-60	None

The Fixed Rent for Lease years 6 through 11 (the “Deferred Fixed Rent”) shall be deferred. If Landlord terminates the Lease pursuant to a Lease Year 11 Termination or Tenant terminates the Lease as a result of a Landlord’s default prior to the end of Lease year 11 (collectively, a “Covered Termination”), the Deferred Fixed Rent shall be forfeited by Landlord and shall be retained by Tenant. If the Lease is not terminated by a Covered Termination, the Deferred Fixed Rent shall become due and payable 30 days after the end of Lease year 11.

If Landlord terminates the Lease pursuant to a Lease Year 11 Termination, Landlord must repay to Tenant all $53.0 million of the Up-Front Rent. If the Lease is terminated for cause at any time, Landlord must repay to Tenant the unamortized portion of the Up-Front Rent: (i) based on a 60 year amortization schedule if terminated by Tenant due to Landlord’s default and (ii) based on a 30 year amortization schedule if terminated by Landlord due to Tenant’s default.

Each of Tenant and Landlord shall have the right to terminate the Lease after December 31, 2013 (the “Pre-Commencement Expiration Date”) and prior to the Commencement Date if certain conditions (“Pre-Commencement Conditions”) are not satisfied, including, but not limited to the following:

•	Tenant shall have completed its due diligence of the Cemeteries to its satisfaction by October 28, 2013;

•	All required consents, including, without limitation, the consent of Tenant’s lenders, have been obtained;

•	Tenant shall have obtained the approval of its Board of Directors;

•	Landlord shall have obtained all internal Archdiocesan approvals and approvals from the Vatican in accordance with Canon Law;

•	Tenant shall have obtained financing for the Up-Front Rent on terms satisfactory to Tenant; and

•	The Orphans’ Division of the Court of Common Pleas of Philadelphia County shall have approved the operating arrangement under the Lease and Management Agreement.

However, if Orphans’ Court approval has not been received by the Pre-Commencement Expiration Date (other than due to receipt of an adverse decision and the exhaustion of all appeals), any party may extend the Pre-Commencement Expiration Date to March 31, 2014. In addition, if StoneMor must include or incorporate by reference any historical financial information of the Cemeteries, Tenant shall have the right to extend the Pre-Commencement Expiration Date to such date that is 90 days after the date that Landlord provides such historical financial information but in no event beyond June 30, 2014. However, notwithstanding any such extension by Tenant, Tenant shall have the right to terminate the Lease if Landlord has not provided the requested historical financial information by March 31, 2014.

Generally, 51% of gross revenues from any source received by Tenant on account of the Cemeteries but unrelated to customary operations of the Cemeteries less Tenant’s and Landlord’s reasonable costs and expenses applicable to such unrelated activity shall be paid to Landlord as additional rent.

In addition, Tenant shall have the right to request from time to time that Landlord sell (to a party that is independent of, and not an affiliate of, StoneMor or any party that is a Tenant) all or portions of undeveloped land at the leased Cemeteries. If Landlord approves the sale of such undeveloped land, Tenant shall pay to Landlord, as additional rent, 51% of the net proceeds of any such sale.

The Lease also includes various representations, warranties, events of default, indemnification and other provisions customary for a transaction of this nature. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Lease and Management Agreement. A copy of the Lease is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. A copy of the Management Agreement is attached hereto as Exhibit I to the Lease.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Lease Agreement, dated as of September 26, 2013, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP, LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: October 2, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement, dated as of September 26, 2013, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor.